EXHIBIT 21.01

BROOKS AUTOMATION, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Entity	Jurisdiction
Abeyatech LLC	USA
Azenta Germany GmbH	Germany
Azenta Japan Corp.	Japan
Azenta Life Sciences Canada, Inc.	Canada
Azenta Luxembourg SARL	Luxembourg
Azenta Switzerland AG	Switzerland
Azenta UK Ltd	UK
Azenta US, Inc.	USA
BioSpeciman Corporation	Canada
Biostorage Technologies Asia Pacific Pte Ltd	Singapore
Biostorage Technologies (Beijing) Consulting Co.	China
Brooks Automation Asia Ltd.	South Korea
Brooks Automation (France) SAS	France
Brooks Automation (Germany) GmbH	German
Brooks Automation Israel Limited	Israel
Brooks Automation Italy S.r.l.	Italy
Brooks Automation Holding, LLC	USA
Brooks Automation Korea Inc.	South Korea
Brooks Automation Singapore PTE Ltd.	Singapore
Brooks Automation US, LLC	USA
Brooks CCS Japan K.K.	Japan
Brooks CCS RS AG	Switzerland
Brooks Japan K.K.	Japan
Brooks RS Holding AG	Switzerland
Brooks Technology (Shanghai) Limited	China
Brooks Technology (Suzhou) Limited	China
Brooks Automation Taiwan Company Ltd.	Taiwan
Cedrex	Denmark
GENEWIZ GmbH	Germany
GENEWIZ Group	USA
GENEWIZ (Guangzhou), Ltd	China
GENEWIZ FRANCE	France
GENEWIZ Inc.	USA
GENEWIZ LLC	USA
GENEWIZ (Nanjing) Biotech, Ltd	China
GENEWIZ (Suzhou), Ltd.	China
GENEWIZ Tianjin, Ltd.	China
Precise Automation, Inc.	USA
RURO, Inc.	USA
RURO (Shanghai) Software Co., Ltd.	China